EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), between The Bank of the Pacific, a Washington business corporation ("the Bank") and Dennis A. Long ("Executive") is dated as of January 2, 2003 and will be effective January 2, 2003.

RECITALS

A. The Bank of the Pacific is a Washington banking corporation. The Bank is engaged in the business of commercial banking in Grays Harbor County, Pacific County and Wahkakiam County, Washington.

B. The Executive represents he has considerable experience, expertise and training in management related to banking and services offered by the Bank. The Bank desires and intends to employ the Executive pursuant to the terms and conditions set forth in this Agreement.

C. Both the Bank and the Executive have read and understand the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement and to consult with an attorney.

                                    AGREEMENT

The parties agree as follows:

         1. EMPLOYMENT. The Bank will employ the Executive for the Term, except as specifically stated herein, and the Executive accepts employment with the Bank on the terms and conditions set forth in this Agreement. The Executive's title will be "President and Chief Executive Officer" for the Bank.

         2.       EFFECTIVE DATE AND TERM.

                  (a) EFFECTIVE DATE. This Agreement is effective as of the 2nd Day of January 2003

                  (b) TERM. The initial term of this Agreement is one year (12 months), beginning on the Effective Date stated in paragraph 2.(a), after which it shall renew for a term of one year (12 months) unless notice of termination or nonrenewal is provided by either party pursuant to paragraph 5(a).

         3. DUTIES. The Executive will serve as the President and Chief Executive Officer and faithfully and diligently perform the duties assigned to the Executive by The Bank's Board of Directors. The Executive will use his best efforts to perform his duties and will devote all his working time and attention to these duties. These duties will include, without limitation, the following:

                  (a) COMPANY PERFORMANCE. The Executive will be responsible for all aspects of The Bank's performance, including, without limitation, directing that daily operational and managerial matters are performed in a manner consistent with The Bank's policies. These duties will also include formulating and implementing The Bank's expansion strategies performing all tasks in connection with The Bank's management and affairs that are normal and customary to the Chief Executive Officer's position.

                  (b) MODIFICATION OF DUTIES. The Executive will perform such other duties as may be appropriate to his office and as may be prescribed from time to time by The Bank's Board of Directors. New duties and responsibilities prescribed to the Executive will be consistent with the Executive's position as The Bank President and Chief Executive Officer, and shall not include immoral or unlawful acts.

         4.       COMPENSATION.

                  (a) SALARY. Initially, the employee will receive a salary of $158,000 per year, to be paid at regular intervals by the Bank in accordance with its regular payroll schedules. The Executive's salary will be subject to annual review and adjustment as set forth in Section 4(g).

                  (b) DIRECTOR FEES. As a Company Director, Executive will receive director fees including annual retainer and regular meeting attendance.

                  (c) INCENTIVE COMPENSATION. Executive will be eligible to participate in the Executive bonus program. A disinterested majority of the Bank's Board of Directors will determine the amount of the bonus pool, if any, based on the profitability, safety and soundness of the Bank. The Executive's bonus, if any, will reflect the Executive's performance in his area of responsibility and his contribution to the overall performance of the Bank during the year, as determined in the sole discretion of the Bank's Board of Directors. No incentive compensation bonus shall be paid for any calendar year or portion thereof, in which this Agreement is terminated or not renewed, or in which notice of nonrenewal or termination is given, regardless of reasons for termination or nonrenewal, and regardless of which party terminates or declines to renew this Agreement. The Executive will also be entitled to participate in stock bonus or stock option plans generally available to senior executives of the

                           Bank.

                  (d) STANDARD BENEFITS. The Bank will provide to the Executive the standard benefits provided in accordance with the Bank's benefit plans and policies, including but not limited to health insurance, disability insurance, life insurance and five (5) weeks of paid vacation per year accrued in accordance with the Bank's benefit plans and policies. The Executive will also be entitled to participate in retirement plans, including 401(K) plans and deferred compensation plans, and including any supplements or additions to such plans, which are generally available to senior executives of the Bank.

                  (e) AUTOMOBILE. The Bank will provide the Executive with the use of an automobile, of a model typically appropriate for the performance of the services by a similarly situated executive.

                  (f) EXPENSES. The Bank will reimburse the Executive for all reasonable expenses that the Executive may incur in the performance of his duties including monthly country club dues. The Executive will request reimbursement and provide documentation of such expenses within a reasonable time, but no later than 90 days after the expense has been incurred.

                  (g) ANNUAL REVIEW AND ADJUSTMENT. The Executive's compensation, as set forth in this Section 4(a), will be subject to annual review and adjustment by a disinterested majority of the Bank's Board of Directors or Executive Committee. In no case, however, will the Executive's salary, vacation, and expense reimbursement be less than the amounts set forth in this Section 4.

         5.       TERMINATION.

                  (a) NOTICE OF TERMINATION OR NONRENEWAL. Either party may unilaterally terminate or decline to renew this Agreement for any reason by providing the other party with written notice of the termination or nonrenewal no less than ninety (90) days prior to the termination date or the final date of the then current Term of this Agreement.

                  (b) TERMINATION OR NONRENEWAL BY THE BANK: In the event that the Bank provides the Executive with a notice of termination without cause or nonrenewal under this paragraph, The Bank will pay to the Executive his salary from the date of the notice for the balance of the then current Term or for twelve (12) months from the date of the notice, whichever is greater, and in its discretion will advise the Executive of those duties and responsibilities, if any, it wants him to perform during this time. All forfeiture provisions regarding restricted stock awards and all vesting requirements regarding stock options shall lapse or be deemed fully completed.

                  (c) TERMINATION OR NONRENEWAL BY THE EXECUTIVE: In the event that the Executive seeks to terminate or refuse to renew this Agreement without providing at least ninety (90) days' written notice prior to the termination date of final date of the then current Term, the Executive shall pay to the Bank liquidated damages as follows: (A) in the event the Executive provides notice of termination or nonrenewal 29 days or less prior to the termination date of the Agreement, the Executive shall pay the Bank $25,000 in liquidated damages; (B) in the event that the Executive provides notice of termination or nonrenewal at least 30 days but not more than 59 days prior to the termination date of the Agreement, the Executive shall pay to the Bank $20,000 in liquidated damages; (C) in the event that the Executive provides notice of termination or nonrenewal at least 60 days but not more than 89 days prior to termination of this Agreement, the Executive shall pay to the Bank $15,000 in liquidated damages.

                  (d) TERMINATION BY THE BANK FOR CAUSE. Notwithstanding paragraph 4(a), The Bank may immediately terminate this Agreement with no advance notice if termination is for cause. For purposes of this Agreement, "cause" means dishonesty; fraud; commission of a felony or of a crime involving moral turpitude; deliberate violation of statutes, regulations, or orders pertaining to financial institutions or reckless disregard of such statutes, regulations, or orders; destruction or theft of Bank property or assets of customers of The Bank; physical attack of a fellow employee or a customer; intoxication at work; use of narcotics or alcohol to an extent that materially impairs Executive's performance of his duties;
                           willful malfeasance or gross negligence in the performance of Executive's duties; violation of law in the course of employment that has a material adverse impact on The Bank, its employees, or its customers; Executive's refusal to perform Executive's duties; Executive's refusal to follow reasonable instructions or directions; misconduct materially injurious to The Bank; significant neglect of duty; or any material breach of Executive's duties or obligations to The Bank that results in material harm to The Bank. If termination occurs under this paragraph, the Executive will be entitled to receive only the salary earned through the date this Agreement is terminated and shall not be entitled to any payment pursuant to paragraph 4(a), and except as otherwise provided by law, participation in benefit plans ceases upon termination of this Agreement.

                  (e) DEATH OR DISABILITY. Notwithstanding paragraph 4(a), this Agreement will terminate immediately upon the Executive's death. Notwithstanding paragraph 4(a), if the Executive is unable to perform his duties and obligations under this Agreement for a period of 90 days as a result of a disability that substantially limits one or more of his major life activities, this Agreement will terminate immediately upon expiration of such 90 day period unless Executive is thereafter able to perform the essential functions of the position referenced in paragraph 3 with or without a reasonable accommodation. If termination occurs under this paragraph, the Executive or his estate will be entitled to receive only the salary earned through the date this Agreement is terminated and shall not be entitled to any payment pursuant to paragraph 5(b), and except as otherwise provided by law, participation in benefit plans ceases upon termination of this Agreement, except that as of such termination date, all vesting requirements regarding then currently pending stock options shall be deemed fully completed.

                  (f) TERMINATION RELATED TO A CHANGE IN CONTROL. This paragraph will apply to any termination related to a Change in Control, as set forth herein.

                  i. "Change in Control" means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of The Bank, within the meaning of Section 280G of the Internal Revenue Code. An initial public offering by The Bank will not, however, be deemed to be a Change in Control under this Agreement.

                  ii. Termination by The Bank. Notwithstanding the provisions of paragraph 5(a), if The Bank or its successors in interest by merger, or their transferees in the event of a purchase and assumption transaction, and for reasons other than the provisions in paragraphs 5(d) and 5(e), terminates this Agreement within two (2) years following a Change in Control, or terminates this Agreement before a Change in Control and a Change in Control occurs within nine (9) months after the termination, The Bank will pay the Executive three (3) times the highest amount of W-2 compensation received by the Executive during any of the three most recent calendar years ending on or prior to the effective date of termination, less statutory payroll deductions, and as of such date, all forfeiture provisions regarding restricted stock awards and all vesting requirements regarding then currently pending stock options shall be deemed fully completed. Payment under this paragraph shall be made in accordance with The Bank's ordinary payroll policies and procedures, unless the parties mutually agree to a different payment schedule.

                  iii. Executive Assignment Related to Change in Control. If the assignment to the Executive by The Bank or its successors in interest by merger, or their transferees in the event of a purchase and assumption transaction, is other than the position of President and CEO of The Bank and its Holding Company without the Executive's express written consent, then the provisions of paragraph 5(f)(ii) shall apply.

                  iv.      Limitations on Payments Related to Change in Control.
                           The  following   apply   notwithstanding   any  other
                           provision of this agreement:

                  (1) The payment described in Section 5(f)(ii) shall be less than the amount that would cause it to be a "parachute payment" within the meaning of Section 280G (b)(2)(A) of the Internal Revenue Code; and

                  (2) The executive's right to receive the payment described in Section 5(f)(ii) terminates (a) immediately if before the Change in Control transaction closes, the Executive terminates his employment without good reason or the Company terminates the Executive's employment for cause, or
                           (b) two years after a Change in Control occurs.

         6. CONFIDENTIALITY. The Executive will not, after signing this Agreement, including during and after its Term, disclose to any other person or entity any confidential information concerning The Bank or its business operations or customers, or use for his own purposes or permit or assist in the use of such confidential information by third parties unless The Bank consents to the use or disclosures of their respective information, or disclosure is required by law or court order. The provisions of this paragraph survive the termination of the Executives employment by The Bank.

         7. NONCOMPETITION. During the Term and for two (2) years after the Executive's employment with The Bank ends, the Executive will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any matter. "Competing Business" means any company that competes with or will compete with The Bank in Grays Harbor, Pacific and Wahkiakum Counties, or any other Washington or Oregon county in which The Bank maintains a banking office(s) at the time of the termination of this Agreement. "Competing Business" includes, without limitiation, any existing or newly formed financial institution or trust company.

         8. ENFORCEMENT. The Bank and the Executive agree that, in light of all of the facts and circumstances of the relationship between the The Bank and the Executive, the agreements referred to in paragraphs 5(a), 6 and 7 are fair and reasonably necessary for the protection of The Bank's confidential information, goodwill and other protectible interests. The parties acknowledge and agree that the time and expense involved in proving in any forum the actual damage or loss suffered by The Bank if there is a breach of paragraphs 5(a), 6 or 7 make this case appropriate for liquidated damages. Accordingly, The Bank and the Executive agree that the following schedule of liquidated damages is reasonable and fair, and shall be the amount of damages which the Executive shall pay to The Bank for each, separate breach of paragraphs 5(a), 6 or 7 by the Executive:


                  a.       for a breach of paragraph 5(a), the sum of $25,000;

                  b.       for a breach of paragraph 6, the sum of $100,000;

                  c.       for a breach of paragraph 7, the sum of $250,000.

                  For purposes of paragraph 7, a "separate breach" shall be deemed to have occurred with each Competing Business with which the Executive becomes involved or serves in violation of paragraph 7.

                  Neither the breach of paragraphs 5(a), 6 or 7, nor the payment of liquidated damages by the Executive, shall affect the continuing validity or enforceability of this Agreement, or The Bank's right to seek and obtain injunctive relief. If a court of competent jurisdiction should decline to enforce any of these covenants and agreements, the Executive and the Bank hereby stipulate that the Court shall reform these provisions to restrict the Executive's use of confidential information and the Executive's ability to compete with The Bank to the maximum extent, in time, scope of activities, and geography, as the court finds enforceable.

         9. ADEQUATE CONSIDERATION. The Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in paragraph 5(a), 6 and 7 and that The
                  Bank is entitled to require him to comply with these paragraphs. These paragraphs will survive termination of this Agreement. The Executive represents that if his employment is terminated, whether voluntarily or involuntarily, the Executive has experience and capabilities sufficient to enable the Executive to obtain employment in areas which do not violate this Agreement and that the Bank's enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood.

         10. MISCELLANEOUS PROVISIONS. This Agreement constitutes the entire understanding between the parties concerning its subject matter. This Agreement will bind and inure to the benefit of The Bank's and the Executive's heirs, legal representatives, successors and assigns. This Agreement may be modified only through a written instrument signed by both parties. This Agreement will be governed and construed in accordance with Washington law, except that certain matters may be governed by federal law. Jurisdiction and venue for enforcement of any terms of this Agreement shall be in Grays Harbor County Superior Court.


Signed as of January 2, 2003:


THE BANK OF THE PACIFIC                                EXECUTIVE



/s/ Joseph A. Malik                                    /s/ Dennis A. Long
----------------------------                          --------------------------
Joseph A. Malik, Chairman                             Dennis A. Long